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                                                                     Exhibit 4.1

                  AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES, AND RIGHTS

                                       of

                            SERIES A PREFERRED STOCK,
                          SERIES B PREFERRED STOCK, AND
                            SERIES C PREFERRED STOCK

                                       of

                               GLYCOGENESYS, INC.

               We, Bradley J. Carver and John W. Burns, the President and the Secretary, respectively, of GlycoGenesys, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), in
                                                     -----------
accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes, DO HEREBY CERTIFY:

               WHEREAS, on June 22, 2001, the Board of Directors of the Corporation (the "Board of Directors") adopted a resolution creating three
                  ------------------
series of shares of preferred stock designated as the "Series A Preferred Stock," the "Series B Preferred Stock," and the "Series C Preferred Stock"; and

               WHEREAS, the Board of Directors and the holders of the Corporation's Series A preferred stock, par value U.S. $0.01 per share ("Series
                                                                         ------
A Preferred Stock"), Series B preferred stock, par value U.S. $0.01 per share
-----------------
("Series B Preferred Stock") and Series C preferred stock, par value U.S. $0.0
  ------------------------
per share ("Series C Preferred Stock") desire to amend certain powers,
            ------------------------
preferences and other special rights of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

               NOW, THEREFORE, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation and by
Section 78.1955 of the Nevada Revised Statutes, on April 15, 2002, the Board of Directors adopted, and holders of a majority of the Corporation's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock approved, the following resolution, amending and restating the Certificate of Designations, Preferences, and Rights of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Corporation:

          "RESOLVED, that pursuant to the authority vested in the Board of Directors (the "Board of Directors") of GlycoGenesys, Inc., a
                          ------------------
          corporation organized and existing under the laws of the State of Nevada (the "Corporation"), by the Certificate of Incorporation of the
                       -----------
          Corporation (the "Certificate of Incorporation"), the Board of
                            ----------------------------
          Directors does hereby amend and restate, effective as of July 9, 2001, the designations, powers, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, and restrictions of the

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       Corporation's Series A Preferred Stock, Series B Preferred Stock and
       Series C Preferred Stock, as follows (respectively, the "Series A
                                                                --------
       Designation", the "Series B Designation", and the "Series C
       -----------        --------------------            --------
       Designation"):
       -----------

       1. Section 3(a) of Article I of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

       "(a) Liquidation Events. The occurrence of any of the following events
            ------------------
       shall be deemed a "Liquidation": (i) any liquidation, dissolution, or
                          -----------
       winding-up of the affairs of the Corporation; (ii) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after such consolidation, merger or reorganization (a "Merger Event"); (iii) any
                                                   ------------
       transaction or series of related transactions approved by the Board of Directors of the Corporation in which securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding voting securities are acquired by a person, entity or group of related persons or entities, excluding any consolidation or merger effected exclusively to change the domicile of the Corporation; or (iv) any sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation."

       2. Section 3(b)(iii) of Article I of the Certificate of Designations shall be amended and restated in its entirety to read as follows:


       "(iii) After the distributions described in clause (b)(i) above have been paid, subject to the rights of any other class or series of capital stock of the Corporation that may from time to time come into existence, in the event of a Liquidation described in clause (i) or clause (iv) of Section 3(a) of this Article I, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, the holders of the Series A Preferred Stock, and the holders of any other class or series of capital stock of the Corporation entitled to share in such distribution pro rata based on the number of shares of Common Stock held by each, assuming conversion of any other class or series of capital stock of the Corporation convertible into shares of Common Stock."

       3. Section 6(a) of Article I of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

       "(a) On July 10, 2007, if any shares of the Series A Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series A Preferred Stock, at a redemption price per share equal to the aggregate Series A Liquidation Preference, either (i) to the extent the Corporation shall have funds legally available for such payment, in cash, or (ii) by the issuance of shares of Common Stock with an

                                       2

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       aggregate Fair Market Value (as defined below) equal to such redemption price, in each case, together with any accrued and unpaid dividends thereon to the date fixed for redemption. For the purposes of this
       Section 6, and Section 4(e)(i) of this Article I and Sections 4(e)(i) of
       Article II, the "Fair Market Value" of one share of Common Stock shall be
                        -----------------
       determined by the Board of Directors in good faith and certified in a board resolution (taking into account the most recently or concurrently completed arm's length transaction between the Corporation and an unaffiliated third party the closing of which occurs within the six months preceding or on the date of such calculation, if any) and shall be reasonably agreed to by a majority of the holders of the Series A Preferred Stock or, as applicable, the Series B Preferred Stock; provided, that in the event the Corporation and a majority of holders of
       --------
       the Series A Preferred Stock or, as applicable, the Series B Preferred Stock do not agree on the Fair Market Value, the parties shall jointly appoint an independent third party appraiser to determine the Fair Market Value pursuant to the procedure set forth in Section 3(d) of this Article I; provided further, that in the event the Common Stock is traded on a
          ----------------
       securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be deemed to be the average of the closing sale prices for the Common Stock over the 30-day trading period (or such shorter period for which closing sale prices are available if the Common Stock commenced trading during such period) ending three (3) trading days prior to, in the case of this Section 6, the date of notice of exercise of redemption pursuant to this Section 6, in the case of
       Section 4(e)(i) of this Article I or, as applicable, Section 4(e)(i) of
       Article II, the date of the sale of Additional Shares that results in an adjustment to the Series A Conversion Price pursuant to Section 4(e)(i) of this Article I or, as applicable, the Series B Conversion Price (as defined in Article II) pursuant to Section 4(e)(i) of Article II; provided further, that for the purpose of this Section 6 the Fair Market
       ----------------
       Value shall be deemed to be at least $0.50 per share (the "Share Floor
                                                                  -----------
       Price"). The Share Floor Price shall be proportionately adjusted for any
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       stock split, stock combination or similar event affecting the Common
       Stock."

       4. Section 3(a)(iii) of Article II of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

       "(iii) After the distributions described in clause (a)(i) above have been paid, subject to the rights of any other class or series of capital stock of the Corporation that may from time to time come into existence, in the event of a Liquidation described in clause (i) or clause (iv) of Section 3(a) of Article I, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, the holders of the Series B Preferred Stock, and the holders of any other class or series of capital stock of the Corporation entitled to share in such distribution pro rata based on the number of shares of Common Stock held by each, assuming conversion of any other class or series of capital stock of the Corporation convertible into shares of Common Stock."

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       5.   Section 3 of Article III of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

       "3. In the event of a Liquidation described in clause (i) or clause (iv) of Section 3(a) of Article I, whether voluntary or involuntary, the holders of Series C Preferred Stock shall have the right to receive, pari passu with the holders of the Common Stock and subject to the rights of the holders of any other senior class or series of capital stock of the Corporation, the assets of the Corporation in proportion to the number of shares of Common Stock held by each such holder (assuming, for such purposes, the holders of Series C Preferred Stock are deemed to hold that number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible)."


                            (signature page follows)

                                       4

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           IN WITNESS WHEREOF, said GlycoGenesys, Inc. has caused this Amendment to the Certificate of Designations, Preferences and Rights of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to be signed by Bradley J. Carver, its President, and John W. Burns, its Secretary, this 26/th/ day of April, 2002.

                                             GLYCOGENESYS, INC.

                                             By: /s/ Bradley J. Carver
                                                 ---------------------
                                                 Name:  Bradley J. Carver
                                                 Title: President

                                             By: /s/ John W. Burns
                                                 -----------------
                                                 Name:  John W. Burns
                                                 Title: Secretary

State of Massachusetts
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County of Suffolk
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     I, Richard Gallant, a notary public, do hereby certify and attest that the attached document is a true and exact copy of the Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock of the Company and that on this 16/th/ day of April, 2002, personally appeared before me, Bradley
J. Carver and John W. Burns, who being by me first duly sworn, declared that they are the President and Secretary of the Company, respectively, that they signed the foregoing document as President and Secretary of the Company, and that the statements therein contained are true.

                                             /s/ Richard Gallant
                                             -------------------
                                             Notary Public

                                                                 (Notarial Seal)


My commission expires November 21, 2008
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